Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD Q3 RESULTS

Calhoun, Georgia, October 26, 2017 - Mohawk Industries, Inc. (NYSE: MHK) today announced 2017 third quarter, net earnings of $270 million and diluted earnings per share (EPS) of $3.61. Adjusted net earnings were $281 million and EPS was $3.75, excluding restructuring, acquisition and other charges, a 7% increase over last year. Net sales for the third quarter of 2017 were $2.4 billion, up 7% in the quarter and 5% on a constant days and currency basis. For the third quarter of 2016, net sales were $2.3 billion, net earnings were $270 million and EPS was $3.62; adjusted net earnings were $261 million and EPS was $3.50, excluding restructuring, acquisition and other charges.
For the nine months ending September 30, 2017, net earnings and EPS were $731 million and $9.77, respectively. Adjusted net earnings and EPS were $763 million and $10.19, excluding restructuring, acquisition and other charges, a 9% increase over last year. For the nine-month period, net sales were $7.1 billion, an increase of 5% and 5.5% on a constant days and currency basis. For the nine-month period ending October 1, 2016, net sales were $6.8 billion, net earnings were $697 million and EPS was $9.34; adjusted net earnings and EPS were $697 million and $9.35, excluding restructuring, acquisition and other charges.
Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “During the period, Mohawk delivered record adjusted earnings and EPS, with sales growing approximately 7%. Our businesses outside the U.S. had stronger revenue growth, as the economies of those countries expanded. In the period, we overcame rising material costs, disruptions from hurricanes and reduced patent revenue. Our price and mix improved as we enhanced our product offering and implemented pricing actions to recover inflation. Our many operational and process improvements resulted in productivity gains of approximately $49 million and we incurred $8 million of start-up costs.
“For the full year, we are investing about $900 million to optimize long-term results by entering new product categories, extending our reach into new geographies and facilitating growth in our existing businesses. These projects include ceramic expansions in Mexico, Russia, Italy and Poland; additional premium laminate, engineered wood, rug and polyester carpet capacity in the U.S.; and increased premium laminate capacity in Europe and Russia. These investments will satisfy increasing demand for our products as well as introduce state-of-the-art manufacturing technology to further our position as the industry’s innovation leader. During 2018, in the U.S., we will launch production of rigid LVT as well as quartz countertops. In Europe, we will enter the rigid LVT, carpet tile and porcelain countertop businesses, and in Russia we will open a manufacturing plant to participate in the country’s large sheet vinyl market.
“For the quarter, our Flooring Rest of the World Segment’s sales increased 13% as reported and 8% on a constant days and currency basis. The segment had an exceptional quarter with the majority of our manufactured product sales and earnings growing dramatically. Our patent revenue is running at a higher rate than we anticipated due to broader use of our patents and the increase in worldwide sales of LVT. During the period, our price and mix improvements offset inflation and currency changes. Our laminate innovation in proprietary structures and water-proof technologies is increasing the selection of our products by customers who would ordinarily purchase wood flooring. Our present European LVT manufacturing is nearing capacity, and our new plant will begin operating by the end of the year. The new plant will expand our capacity of flexible LVT as well as produce rigid LVT. We are expanding the segment’s commercial sales force to increase the specifications of sheet vinyl, LVT and our upcoming carpet tile collections. Our new commercial carpet tile plant should initiate limited production in the fourth quarter.
“For the quarter, our Global Ceramic Segment sales increased 9% as reported and 7% on a constant days and currency basis. In the quarter, the strongest growth in our ceramic business was in Russia and Mexico as well as our acquisitions in Italy and Poland, which have been integrated with our existing European ceramic business. New capacity came online during the period with new production in Mexico and our modernized commercial tile plant in Italy. We also started up idled assets at our Polish plant, and we are installing additional equipment to broaden our position in the Northern and Central European markets. Our U.S. ceramic business was softer than we anticipated due to the impact of hurricanes in two of the country’s largest ceramic markets. In the third and fourth quarters of this year, we are opening about 15 service centers and stone centers in key U.S. markets. Our North American manufacturing plants are operating at record levels for volume, quality and cost. Our sales and margins in Mexico increased as we broadened our product offering and enlarged our customer base. During the period, our European ceramic business increased dramatically, with growth in our local markets and the addition of our Italian and Polish acquisitions. Our Russian ceramic business is meaningfully outperforming the industry, and we are adding capacity to increase our share as the market expands.
“During the quarter, our Flooring North America Segment’s sales increased 2% as reported. The segment’s price, mix and productivity improved significantly during the period, covering increases in raw materials and other inflation. Our new product introductions improved our average selling prices and margins, and our process innovations and investments in manufacturing technology improved our costs. The hurricanes in Texas and Florida interrupted normal purchasing patterns and impacted our sales during the period. For the quarter, our soft surfaces sales growth exceeded hard surfaces, which were constrained by production limitations that will be addressed in the fourth quarter. Growth in our residential carpet outpaced our commercial sales. We have recently announced a 5 to 6% price increase on all of our carpet products effective the end of this year to cover our increasing costs. We have enhanced the productivity of our U.S. LVT operations, and we are expanding our product offering in both the residential and commercial categories. We have introduced a proprietary rigid LVT collection designed for exceptional stability and durability as we prepare for our new U.S. LVT production in the second quarter of next year. Our new laminate production will be operational this quarter and will allow us to expand our successful water proof laminate that improves on Mother Nature in both performance and visuals.
“In the fourth quarter, we anticipate that the business will improve as we benefit from innovative new products, increased volume and the performance of our recent acquisitions. We expect higher sales with the relief of some of our capacity constraints, enabling us to expand our market position. During the upcoming period, we will absorb higher start-up costs estimated at $15 million in our results as new operations come online. The disruptions caused by hurricanes in the U.S. should diminish as those markets begin their recovery. Greater productivity, better product mix and price changes should improve our fourth quarter results, overcoming the reductions from our expired patents. Taking all of this into account, our EPS guidance for the fourth quarter is $3.25 to $3.34, excluding any one-time charges.”

ABOUT MOHAWK INDUSTRIES
Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Quick-Step and Unilin. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, October 27, 2017, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 95629983. A replay will be available until Friday, November 24, 2017, by dialing 1-855-859-2056 for US/local calls and 1-404-537-3406 for International/Local calls and entering Conference ID # 95629983.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations Data	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net sales	$2,448,510	2,294,139	7,122,193	6,776,521
Cost of sales	1,665,209	1,567,580	4,879,403	4,654,695
Gross profit	783,301	726,559	2,242,790	2,121,826
Selling, general and administrative expenses	403,203	348,252	1,232,083	1,147,155
Operating income	380,098	378,307	1,010,707	974,671
Interest expense	7,259	9,410	23,854	32,062
Other expense (income), net	1,285	3,839	1,455	1,461
Earnings before income taxes	371,554	365,058	985,398	941,148
Income tax expense	100,532	94,231	251,572	242,090
Net earnings including noncontrolling interest	271,022	270,827	733,826	699,058
Net income attributable to noncontrolling interest	997	949	2,566	2,444
Net earnings attributable to Mohawk Industries, Inc.	$270,025	269,878	731,260	696,614

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$3.63	3.64	9.84	9.40
Weighted-average common shares outstanding - basic	74,338	74,154	74,330	74,084

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.61	3.62	9.77	9.34
Weighted-average common shares outstanding - diluted	74,841	74,613	74,830	74,551

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$113,515	103,680	328,300	305,088
Capital expenditures	$229,207	183,846	654,630	460,760

Consolidated Balance Sheet Data
(Amounts in thousands)
	September 30, 2017	October 1, 2016
ASSETS
Current assets:
Cash and cash equivalents	$84,502	112,108
Receivables, net	1,656,064	1,506,316
Inventories	1,911,029	1,673,242
Prepaid expenses and other current assets	345,515	284,648
Total current assets	3,997,110	3,576,314
Property, plant and equipment, net	4,090,099	3,340,893
Goodwill	2,454,360	2,331,821
Intangible assets, net	890,298	876,715
Deferred income taxes and other non-current assets	390,946	294,850
Total assets	$11,822,813	10,420,593
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,172,781	1,548,251
Accounts payable and accrued expenses	1,524,237	1,435,069
Total current liabilities	2,697,018	2,983,320
Long-term debt, less current portion	1,544,665	1,165,577
Deferred income taxes and other long-term liabilities	755,020	574,267
Total liabilities	4,996,703	4,723,164
Redeemable noncontrolling interest	28,508	24,741
Total stockholders' equity	6,797,602	5,672,688
Total liabilities and stockholders' equity	$11,822,813	10,420,593

Segment Information	Three Months Ended		As of or for the Nine Months Ended
(Amounts in thousands)	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016

Net sales:
Global Ceramic	$893,399	822,040	2,581,038	2,425,560
Flooring NA	1,031,773	1,008,553	3,011,568	2,895,610
Flooring ROW	523,338	463,546	1,529,587	1,455,351
Intersegment sales	—	—	—	—
Consolidated net sales	$2,448,510	2,294,139	7,122,193	6,776,521

Operating income (loss):
Global Ceramic	$143,368	135,985	411,961	376,368
Flooring NA	163,494	170,507	383,118	364,804
Flooring ROW	83,042	81,757	245,189	262,356
Corporate and intersegment eliminations	(9,806)	(9,942)	(29,561)	(28,857)
Consolidated operating income	$380,098	378,307	1,010,707	974,671

Assets:
Global Ceramic			$4,826,619	4,118,510
Flooring NA			3,699,633	3,354,286
Flooring ROW			3,128,213	2,851,227
Corporate and intersegment eliminations			168,348	96,570
Consolidated assets			$11,822,813	10,420,593

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net earnings attributable to Mohawk Industries, Inc.	$270,025	269,878	731,260	696,614
Adjusting items:
Restructuring, acquisition and integration-related and other costs	13,853	30,572	33,709	44,309
Acquisitions purchase accounting, including inventory step-up	3,551	—	13,314	—
Legal settlement and reserves	—	(90,000)	—	(90,000)
Release of indemnification asset	—	2,368	—	2,368
Tradename impairment	—	47,905	—	47,905
Income taxes - reversal of uncertain tax position	—	(2,368)	—	(2,368)
Income taxes	(6,545)	2,856	(15,637)	(1,764)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$280,884	261,211	762,646	697,064

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.75	3.50	10.19	9.35
Weighted-average common shares outstanding - diluted	74,841	74,613	74,830	74,551

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
September 30, 2017
Current portion of long-term debt and commercial paper	$1,172,781
Long-term debt, less current portion	1,544,665
Less: Cash and cash equivalents	84,502
Net Debt	$2,632,944

Reconciliation of Operating Income to Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	December 31, 2016	April 1, 2017	July 1, 2017	September 30, 2017	September 30, 2017
Operating income	$305,272	274,784	355,825	380,098	1,315,979
Other (expense) income	3,190	2,832	(3,002)	(1,285)	1,735
Net (income) loss attributable to noncontrolling interest	(760)	(502)	(1,067)	(997)	(3,326)
Depreciation and amortization	104,379	105,024	109,761	113,515	432,679
EBITDA	412,081	382,138	461,517	491,331	1,747,067
Restructuring, acquisition and integration-related and other costs	16,214	3,978	15,878	13,853	49,923
Acquisitions purchase accounting, including inventory step-up	—	192	9,571	3,551	13,314
Release of indemnification asset	3,004	—	—	—	3,004
Adjusted EBITDA	$431,299	386,308	486,966	508,735	1,813,308

Net Debt to Adjusted EBITDA					1.5

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2017	October 1, 2016	September 30, 2017	October 1, 2016
Net sales	$2,448,510	2,294,139	7,122,193	6,776,521
Adjustment to net sales on constant shipping days	1,111	—	36,358	—
Adjustment to net sales on a constant exchange rate	(39,769)	—	(9,234)	—
Net sales on a constant exchange rate and constant shipping days	2,409,852	2,294,139	7,149,317	6,776,521
Less: impact of acquisition volume	(47,118)	—	(95,342)	—
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,362,734	2,294,139	7,053,975	6,776,521

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Global Ceramic	September 30, 2017	October 1, 2016
Net sales	$893,399	822,040
Adjustment to net sales on constant shipping days	1,111	—
Adjustment to segment net sales on a constant exchange rate	(16,758)	—
Segment net sales on a constant exchange rate and constant shipping days	$877,752	822,040
Less: impact of acquisition volume	(47,118)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$830,634	822,040

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	September 30, 2017	October 1, 2016
Net sales	$523,338	463,546
Adjustment to segment net sales on a constant exchange rate	(23,012)	—
Segment net sales on a constant exchange rate	$500,326	463,546

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	September 30, 2017	October 1, 2016
Gross Profit	$783,301	726,559
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	8,845	17,459
Acquisitions purchase accounting, including inventory step-up	3,551	—
Adjusted gross profit	$795,697	744,018

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	September 30, 2017	October 1, 2016
Selling, general and administrative expenses	$403,203	348,252
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(5,008)	(13,112)
Legal settlement and reserves	—	90,000
Tradename impairment	—	(47,905)
Adjusted selling, general and administrative expenses	$398,195	377,235

Reconciliation of Operating Income to Adjusted Operating Income
(Amounts in thousands)
	Three Months Ended
	September 30, 2017	October 1, 2016
Operating income	$380,098	378,307
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	13,853	30,572
Legal settlement and reserves	—	(90,000)
Tradename impairment	—	47,905
Acquisitions purchase accounting, including inventory step-up	3,551	—
Adjusted operating income	$397,502	$366,784

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Global Ceramic	September 30, 2017	October 1, 2016
Operating income	$143,368	135,985
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	2,800	456
Acquisitions purchase accounting, including inventory step-up	3,551	—
Adjusted segment operating income	$149,719	136,441

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	September 30, 2017	October 1, 2016
Operating income	$163,494	170,507
Adjustments to segment operating income:
Legal settlement and reserves	—	(90,000)
Restructuring, acquisition and integration-related and other costs	8,682	26,193
Tradename impairment	—	47,905
Adjusted segment operating income	$172,176	154,605

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring ROW	September 30, 2017	October 1, 2016
Operating income	$83,042	81,757
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	1,620	3,596
Adjusted segment operating income	$84,662	85,353

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	September 30, 2017	October 1, 2016
Earnings before income taxes	$371,554	365,058
Noncontrolling interests	(997)	(949)
Adjustments to earnings including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	13,853	30,572
Acquisitions purchase accounting, including inventory step-up	3,551	—
Legal settlement and reserves	—	(90,000)
Release of indemnification asset	—	2,368
Tradename impairment	—	47,905
Adjusted earnings including noncontrolling interests before income taxes	$387,961	354,954

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	September 30, 2017	October 1, 2016
Income tax expense	$100,532	94,231
Income taxes - reversal of uncertain tax position	—	2,368
Income tax effect of adjusting items	6,545	(2,856)
Adjusted income tax expense	$107,077	93,743

Adjusted income tax rate	27.6%	26.4%

The Company supplements its consolidated financial statements, which are prepared and presented in accordance with US GAAP, with certain non-GAAP financial measures. As required by the Securities and Exchange Commission rules, the tables above present a reconciliation of the Company’s non-GAAP financial measures to the most directly comparable US GAAP measure. Each of the non-GAAP measures set forth above should be considered in addition to the comparable US GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  The Company believes these non-GAAP measures, when reconciled to the corresponding US GAAP measure, help its investors as follows: Non-GAAP revenue measures that assist in identifying growth trends and in comparisons of revenue with prior and future periods and non-GAAP profitability measures that assist in understanding the long-term profitability trends of the Company's business and in comparisons of its profits with prior and future periods.
The Company excludes certain items from its non-GAAP revenue measures because these items can vary dramatically between periods and they can obscure underlying business trends. Items excluded from the Company’s non-GAAP revenue measures include: foreign currency transactions and translation, more or fewer shipping days in a period, and the impact of acquisitions.

The Company excludes certain items from its non-GAAP profitability measures because these items may not be indicative of, or are unrelated to, the company’s core operating performance. Items excluded from the Company’s non-GAAP profitability measures include: restructuring, acquisition and integration-related and other costs, legal settlements and reserves, tradename impairments, acquisition purchase accounting, including inventory step-up, release of indemnification assets and the reversal of uncertain tax positions.